Exhibit 23.1

The Board of Directors

Corsair Components, Inc.:

We consent to the use of the form of our report with respect to the consolidated financial statements and the related financial statement schedule, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

May 4, 2012